Table of Contents

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOCERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	0200	16-1626611
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan

886-910-163-358

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, New York 10036

Phone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 8, 2026

PRELIMINARY PROSPECTUS

NOCERA, INC.

7,500,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time by the selling stockholder named herein (the “Selling Stockholder”), of up to 7,500,000 shares of common stock, par value $0.001 per share (the “common stock”), of Nocera, Inc., a Nevada corporation (the “Company”), issuable to the Selling Stockholder pursuant to that certain Equity Purchase Facility Agreement, dated as of May 22, 2026 (the “EPFA”), which represents approximately $15,000,000 in aggregate amount of shares of common stock, based on an assumed issuance price per share of $2.00, which was the closing price of our common stock on the Nasdaq Capital Market on July 7, 2026. The shares of common stock issuable pursuant to the EPFA are referred to in this prospectus as the “Advance Shares”. Effective as of [ ] on July 6, 2026, the Company effected a 30-for-1 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). All share numbers and per share prices in this prospectus give effect to the Reverse Stock Split unless otherwise noted.

Pursuant to the EPFA, the Company has the right, but not the obligation, to issue and sell to the Selling Stockholder, from time to time during a 24-month commitment period, up to $100,000,000 in aggregate amount of newly issued shares of common stock, subject to the terms and conditions set forth therein. We may only issue and sell shares of common stock pursuant to the EPFA to the extent such shares of common stock are registered for resale. To continue to issue and sell shares of our common stock pursuant to the EPFA, we will be required to file one or more additional registration statements for the resale of additional shares of common stock issuable pursuant to the terms of the EPFA.

This prospectus also covers any additional shares of common stock that may become issuable by reason of stock splits, stock dividends, or other similar transactions.

The Selling Stockholder may sell the Advance Shares in a number of different ways and at varying prices. The Selling Stockholder may sell any, all, or none of the securities offered by this prospectus, and we cannot predict when, or in what amounts, the Selling Stockholder may sell its Advance Shares following the effective date of this registration statement. Additional information about how the Selling Stockholder may sell the Advance Shares is set forth under the section titled “Plan of Distribution” on page 13.

We are registering the Advance Shares on behalf of the Selling Stockholder to permit their resale from time to time. We will not receive any proceeds from the sale of the Advance Shares by the Selling Stockholder. However, we may receive up to $100,000,000 in aggregate gross proceeds from the sale of Advance Shares to the Selling Stockholder under the EPFA. We will bear all expenses incurred in connection with the registration of the Advance Shares, while the Selling Stockholder will be responsible for all discounts, commissions, and similar selling expenses, if any. See “Plan of Distribution” on page 13 for more information.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NCRA.” On July 7, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.00 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to take advantage of certain reduced public company reporting requirements available to emerging growth companies. This prospectus describes the general manner in which the Advance Shares may be offered and sold. If required, the specific manner in which the Advance Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [*], 2026.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time the Advance Shares. You should rely only on the information contained in this prospectus and in the documents incorporated by reference in this prospectus, any prospectus supplement or amendment thereto and the documents to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or any document incorporated by reference or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Nocera,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Nocera, Inc., a Nevada corporation, and its subsidiaries, including our variable interest entities (“VIEs”).

TRADEMARKS

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included herein entitled “Risk Factors” and in the documents incorporated by reference into this prospectus.

Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus and in the documents incorporated by reference, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to: our ability to obtain new customers and keep existing customers; development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses; our ability to continue to expand outside of the United States in compliance with local laws and regulations; our business model generally and our utilization of the proceeds from any of our past or future offerings; acceptance of the products and services that we market; government regulations and our ability to comply with government regulations; our ability to retain key employees; adverse changes in general market conditions for our industry; our ability to generate cash flow and profitability and continue as a going concern; our future financing plans; and our ability to adapt to changes in market conditions which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights selected information about Nocera, Inc. and this offering. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section and the financial statements and related notes incorporated by reference herein, before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “Nocera,” the “Company,” “we,” “our” or “us” refer to Nocera, Inc., a Nevada corporation.

Overview

Nocera, Inc. is a Nevada corporation focused on the aquaculture industry. We are primarily engaged in the development and operation of recirculating aquaculture systems (“RAS”) for fish farming, as well as the processing, packaging, and sale of fish and fish products. Our operations are primarily conducted through our subsidiaries in Taiwan and the United States.

Effective as of 4:30 pm EST on July 6, 2026, the Company effected a 30-for-1 reverse stock split of its issued and outstanding common stock. In addition, on July 6, 2026, the Company entered into a letter of intent with INERGX Energy Optimisation Ltd, a company incorporated in England and Wales, regarding the Company’s proposed acquisition of up to 9.99% of the issued and outstanding equity interests of INERGX. The foregoing transactions are described in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2026, which is incorporated by reference herein.

Additional information about us is incorporated by reference from our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Incorporation by Reference” and “Where You Can Find Additional Information.”

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering;

•	the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more;

•	the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or

•	the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public companies.

We are also a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

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THE OFFERING

Common Stock Offered by the Selling Stockholder:	7,500,000 shares of common stock, which represents approximately $15,000,000 in aggregate amount of shares of common stock, based on an assumed issuance price per share of $2.00, which was the closing price of our common stock on the Nasdaq Capital Market on July 7, 2026.

Common Stock Outstanding Prior to this Offering:	1,560,326 shares (1)

Common Stock Outstanding After Completion of this Offering:	6,560,326 shares (1)

Use of Proceeds:	We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholder. However, we may receive up to $15,000,000 in aggregate gross proceeds from the Selling Stockholder from the sale of the Advance Shares covered hereby under the EPFA. See “Use of Proceeds.”

Nasdaq Capital Market Symbol:	NCRA

Risk Factors:	Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference herein.

(1)	The number of shares of our common stock outstanding prior to and after this offering is based on 1,560,326 shares outstanding as of July 7, 2026, and excludes shares issuable upon exercise of outstanding options, warrants, and conversion of preferred stock.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be materially adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to This Offering and the Equity Purchase Facility

The sale of our common stock to the Selling Stockholder will result in dilution to our existing stockholders.

The sale of our common stock to the Selling Stockholder pursuant to the EPFA will have a dilutive impact on our existing stockholders. After the Selling Stockholder acquires shares under the EPFA, it may resell all, some or none of those shares at any time or from time to time in its sole discretion. Therefore, sales to the Selling Stockholder by us under the EPFA may result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not have access to the full amount available under the EPFA.

We may not have access to the full $100,000,000 available under the EPFA due to certain limitations contained in the EPFA. Specifically, the Selling Stockholder is not obligated to purchase shares of our common stock if such purchase would result in the Selling Stockholder beneficially owning more than 4.99% (or 9.99% upon its election) of our outstanding common stock. In addition, we may not issue shares to the Selling Stockholder in excess of 19.99% of our outstanding shares as of the date of the EPFA (the “Exchange Cap”), unless we obtain stockholder approval. Furthermore, we may only sell shares under the EPFA if the registration statement of which this prospectus forms a part remains effective.

The Selling Stockholder will pay less than the then-prevailing market price of our common stock.

The common stock to be issued to the Selling Stockholder pursuant to the EPFA will be purchased at a discount to the volume-weighted average price (“VWAP”) of our common stock. The Selling Stockholder has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If the Selling Stockholder sells the shares, the price of our common stock could decrease. If our stock price decreases, the Selling Stockholder may have a further incentive to sell the shares of our common stock that it holds, which could cause the price to decrease further.

Sales of our common stock by the Selling Stockholder could have an adverse effect on the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could reduce the market price of our common stock. If the Selling Stockholder sells, or the market perceives that the Selling Stockholder intends to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly. These sales could also make it more difficult for us to sell additional equity securities at a time and price that we deem appropriate.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholder.

We may receive up to $15,000,000 in aggregate gross proceeds under the EPFA from the Selling Stockholder in connection with sales of the Advance Shares covered hereby to the Selling Stockholder pursuant to the EPFA. We intend to use the net proceeds from the sale of our common stock under the EPFA for working capital and general corporate purposes.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our articles of incorporation, as amended, and our bylaws, as amended, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Authorized Capital. Our articles of incorporation, as amended by the Certificate of Change filed on July 6, 2026, effecting a 30-for-1 reverse stock split, authorize us to issue up to 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of July 8, 2026, we had approximately 1,560,326 shares of common stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our articles of incorporation do not provide for cumulative voting. The holders of shares of common stock representing thirty-three and one-third percent (33 1/3%) of the voting power of all shares entitled to vote, represented in person or by proxy, constitute a quorum at meetings of stockholders.

Dividends. Subject to the prior rights of holders of any preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Conversion, Redemption and Preemptive Rights. Holders of common stock have no conversion, redemption, preemptive, subscription or similar rights.

Sinking Fund. There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorize us to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such designations, rights, preferences, privileges and restrictions as our board of directors may determine from time to time.

Series A Preferred Stock. On July 19, 2021, we designated a series of preferred stock as “Series A Preferred Stock.” The terms, rights, and preferences of the Series A Preferred Stock are set forth in the Certificate of Designation filed with the Secretary of State of Nevada.

Series B Preferred Stock. On August 28, 2025, we designated 1,000,000 shares of preferred stock as “Series B Preferred Stock.” The Series B Preferred Stock has the following material terms:

•	Dividends: Holders are entitled to receive cumulative dividends at a rate of 9% per annum, payable quarterly in arrears.

•	Conversion: Each share of Series B Preferred Stock is convertible into shares of common stock at the option of the holder, subject to a beneficial ownership limitation of 4.99% (or 9.99% upon 61 days’ prior notice).

•	Liquidation Preference: The Series B Preferred Stock is senior to our common stock with respect to distributions upon liquidation, dissolution or winding up.

•	Voting: The Series B Preferred Stock votes on an as-converted basis with the common stock.

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Transfer Agent

The transfer agent and registrar for our common stock is Mountain Share Transfer, LLC, 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339, telephone number (404) 474-3110.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation, bylaws, and Nevada law may have the effect of delaying, deferring or discouraging another party from acquiring control of our company.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company.

Blank Check Preferred Stock. Our board of directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock without stockholder approval.

Action by Written Consent. Our bylaws provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Advance Notice Requirements. Our bylaws establish advance notice procedures for stockholder proposals and nominations for election of directors at stockholder meetings.

Special Meetings. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors, the chairman of the board, or the president.

Board Vacancies. Our bylaws provide that vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office.

Removal of Directors. Our bylaws provide that directors may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of all outstanding shares entitled to vote.

Amendment of Bylaws. Our bylaws may be amended or repealed by the board of directors or by the affirmative vote of the holders of a majority of the voting power of all outstanding shares entitled to vote.

Indemnification. Our articles of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Nevada law.

Nevada Anti-Takeover Statutes. We are subject to Sections 78.378 through 78.3793 of the Nevada Revised Statutes, which prohibit an “interested stockholder” from entering into a “combination” with us for a period of two years following the date the person first becomes an “interested stockholder,” unless certain conditions are satisfied.

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THE EQUITY PURCHASE FACILITY

On May 22, 2026, we entered into the EPFA with the Selling Stockholder. Pursuant to the EPFA, we have the right to sell to the Selling Stockholder up to $100,000,000 in shares of our common stock, subject to certain limitations, over a 24-month period from the first business day following the date of the EPFA.

Subject to the terms and conditions of the EPFA, we may, in our sole discretion, from time to time deliver an advance notice (each, an “Advance Notice”) directing the Selling Stockholder to purchase a specified amount of Advance Shares at certain agreed upon pricing mechanisms as described in the EPFA. There are no mandatory minimum amounts for an advance or non-usages fee for not initiating advances, however, each requested advance may not exceed the Maximum Advance Amount (as defined in the EPFA).

The purchase price per Advanced Share is based on the VWAP of our common stock during the applicable pricing period, subject to a discount as set forth in the EPFA.

The Selling Stockholder may not purchase any shares that would result in the Selling Stockholder beneficially owning more than 4.99% of our outstanding common stock (or 9.99% upon election by the Selling Stockholder) (such limit, the “Beneficial Ownership Limit”). Any increase in the Selling Stockholder’s Beneficial Ownership Limit will take effect upon 61 day’s prior written notice to us). In addition, unless we obtain stockholder approval, we may not issue to the Selling Stockholder a number of shares of common stock in excess of 19.99% of our shares of common stock outstanding as of the date of the EPFA. We also may only sell Advance Shares to the Selling Stockholder under the EPFA to the extent that a registration statement which registers the resale of the Advanced Shares is effective.

During the Additional Issuance Restricted Period (as defined in the EPFA), the Selling Stockholder has a right of first refusal with respect to any Subsequent Placement (as defined in the EPFA) by us and we are prohibited from entering into any Variable Rate Transaction (as defined in the EPFA), without the prior written consent of the Selling Stockholder.

The Company cannot effect any sales under the EPFA and the Selling Stockholder will not have any obligation to purchase Advance Shares under the Facility to the extent that after giving effect to such purchase and sale the aggregate number of Advance Shares issued under the EPFA together with any shares of common stock issued in connection with any other transaction that may be considered part of the same series of transactions, where the number of shares issued would exceed the number of shares representing 19.99% of the issued and outstanding shares of Common Stock as of the date of the EPFA (the “Exchange Cap”), unless the Company has obtained stockholder approval as required for issuance of Common Stock in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq. Accordingly, the Company may not have access to the right to sell the full Commitment to the Selling Stockholder.

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Termination

The EPFA will terminate upon the earliest of: (i) the first day of the month following the 24-month anniversary of first business day following the date of the EPFA; (ii) the date on which the Selling Stockholder has purchased shares equal to the full commitment amount of $100,000,000; or (iii) the date on which the Company delivers a termination notice following a material restatement of its financial statements.

Registration Rights Agreement

In connection with the EPFA, we entered into a Registration Rights Agreement, dated as of May 22, 2026, with the Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC within 45 days of the date of the EPFA covering the resale of shares issuable under the EPFA and to use commercially reasonable efforts to have such registration statement declared effective within 90 days of the filing date. This registration statement is being filed to partly satisfy our obligations under the Registration Rights Agreement with respect to the filing of such registration statement. We may only issue and sell shares of common stock pursuant to the EPFA to the extent such shares of common stock are registered for resale. To continue to issue and sell shares of our common stock pursuant to the EPFA, we will be required to file one or more additional registration statements for the resale of additional shares of commons stock issuable pursuant to the terms of the EPFA.

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SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the Selling Stockholder identified below of up to 5,000,000 shares of our common stock that may be issued to the Selling Stockholder pursuant to the EPFA, which represents approximately $10,000,000 in aggregate amount of shares of common stock, based on an assumed issuance price per share of $2.00, which was the closing price of our common stock on the Nasdaq Capital Market on July 7, 2026.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Advance Shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Advance Shares does not necessarily mean that the Selling Stockholder will sell all or any of such shares, but the number of shares of common stock and percentages set forth in the final two columns below assume that all Advance Shares being offered by the Selling Stockholder are sold.

The table is based on information provided to us by the Selling Stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of common stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, shares of common stock issuable upon conversion of Notes held by the Selling Stockholder that are convertible into shares of common stock within 60 days after July 7, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Maximum Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
SZOP OPPORTUNITIES I LLC (1)	81,949 (2)	7,500,000	0	0%
TOTAL	81,949	7,500,000	0	0%

(1)	SZOP Opportunities I LLC (“SZOP”) is wholly-owned by SZOP Opportunities Management LLC (“SZOP Management”). Voting and investment decisions with respect to these securities are made by a majority of the members of SZOP Management, comprised of three persons: Kerry Propper, Isaac Barber, and Jack Liu. None of those persons individually has voting or dispositive power over the shares and none of those persons therefore are deemed to have beneficial ownership over those securities under the so-called “rule of three” pursuant to SEC guidance. The address of SZOP Opportunities I, LLC is 1 Penn Plaza, Suite 4810, New York, NY 10119.

(2)	Represents 81,949 shares of common stock that the Selling Stockholder will be deemed to beneficially own upon the effectiveness of the registration statement of which this prospectus forms a part, which is equal to 4.99% of the 1,560,326 shares of common stock outstanding as of July 7, 2026.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	sales at a stipulated price per share or at a price related to prevailing market prices at the time of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements of Nocera, Inc. as of and for the fiscal years ended December 31, 2025 and 2024, incorporated by reference into this prospectus, have been audited by SFAI Malaysia PLT, an independent registered public accounting firm, as stated in their report thereon, which report is incorporated by reference herein (which report contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits furnished on such form that relate to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, as amended on April 21, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 14, 2026, February 3, 2026, April 20, 2026, May 21, 2026, May 26, 2026, and July 8, 2026 (other than portions of those documents furnished and not filed);

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 24, 2022, and any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: Nocera, Inc., 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan (R.O.C.). Our telephone number is +886-2-2694-0879.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file periodic reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.nocera.company. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or any supplement to this prospectus.

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7,500,000 Shares of Common Stock

NOCERA, INC.

PROSPECTUS

[*], 2026

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee and FINRA filing fee.

Expense	Amount
SEC Registration Fee	$2,071.50
Transfer Agent Fees	$400
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$65,000
Printing Expenses	$384
Miscellaneous Expenses	$0
Total	$72,855.50

Item 15. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to actions by or in the right of the corporation, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation unless the court determines that the person is fairly and reasonably entitled to indemnity.

The NRS also provides that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity. A plea of nolo contendere or equivalent shall not, of itself, create a presumption that the person did not act in good faith.

Our articles of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits and Financial Statement Schedules

The exhibits to the registration statement are listed in the Exhibit Index below.

Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto, which are incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Exhibit No.	Description	Previously Filed and Incorporated by Reference Herein
3.1	Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.2 to Form 10-K filed on March 23, 2022.
3.2	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.6 to Form 10-K filed on March 23, 2022.
3.3	Certificate of Amendment of Articles of Incorporation of the Registrant	Filed as Exhibit 3.7 to Form 10-K filed on March 23, 2022.
3.4	Certificate of Change of the Registrant	Filed as Exhibit 3.3 to Form 10-12G filed on October 19, 2018.
3.5	Amended and Restated Bylaws of the Registrant	Filed as Exhibit 3.1 to Form 8-K filed on February 28, 2022.
3.6	Articles of Incorporation of GSI Acquisition Corp.	Filed as Exhibit 3.3 to Form 8-K12G3 filed on January 31, 2019.
3.7	Articles of Association of Grand Smooth Inc. Limited	Filed as Exhibit 3.4 to Form 8-K12G3 filed on January 31, 2019.
3.8	Agreement and Plan of Merger, dated as of December 27, 2018, by and among the Registrant, Grand Smooth Inc. Limited and GSI Acquisition Corp.	Filed as Exhibit 10.1 to Form 8-K filed on December 31, 2018.
3.9	Amended Agreement and Plan of Merger, dated as of December 27, 2018, and effective as of December 31, 2018, by and among the Registrant, Grand Smooth Inc. Limited and GSI Acquisition Corp.	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
3.10	Statement of Merger - GSI Acquisition Corp. and Grand Smooth Inc. Limited	Filed as Exhibit 3.5 to Form 8-K12G3 filed on January 31, 2019.
3.11	Certificate of Designation of Series B Convertible Non-Voting Preferred Stock as Filed on August 28, 2025.	Filed as Exhibit 3.1 to Form 8-K filed on August 29, 2025.

3.12	Certificate of Change filed with the Secretary of State of the State of Nevada, effective July 6, 2026.	Filed as Exhibit 3.1 to Form 8-K filed on July 8, 2026.

3.13	Certificate of Correction filed with the Secretary of State of the State of Nevada, dated July 6, 2026.	Filed as Exhibit 3.2 to Form 8-K filed on July 8, 2026.

4.1	Description of Nocera, Inc.’s securities registered under section 12 of the Securities Exchange Act of 1934, as amended	Filed as Exhibit 4.1 to Form 10-K filed on March 23, 2022.
4.2	Form of Senior Secured Convertible Note	Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 3, 2025.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP	*
10.1†	2018 Nocera, Inc. Stock Option and Award Incentive Plan	Filed as Exhibit 10.2 to Form 8-K12G3 filed on January 31, 2019.
10.2	Share Exchange Agreement	Filed as Exhibit 10.1 to Form 8-K12G3 filed on January 31, 2019.
10.3†	Consulting Agreement dated as of December 27, 2018, between Nocera, Inc. and Yin-Chieh Cheng	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
10.4	Regional Agency Cooperation Agreement dated as of September 2019, by and between Grand Smooth Inc. Ltd and Jie Hao Development Co., Ltd.	Filed as Exhibit 10.2 to Form 8-K filed on October 30, 2019.
10.5	Procare International Co., Limited Project Contract	Filed as Exhibit 10.1 to Form 8-K filed on January 10, 2020.
10.6	Regional Agency Cooperation Supplementary Agreement dated as of May 31, 2020, by and between Grand Smooth Inc. Ltd. and JC Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on June 19, 2020.
10.7	Consulting Agreement dated as of May 15, 2020, between Nocera, Inc. and Atlanta Capital Partners, LLC	Filed as Exhibit 10.2 to Form 8-K filed on June 19, 2020.
10.8	Settlement Agreement and Release dated as of October 8, 2020, by and between Guizhou Wan Feng Hu Zhi Shui Chan Company, Ltd. and Nocera, Inc.	Filed as Exhibit 10.4 to Form 10-Q filed on November 16, 2020.
10.9	Exchange Agreement, Consent, and Representations dated as of December 31, 2020 of the Registrant and Agreement and Plan of Share Exchange for VIE Interest dated as of December 31, 2020, by and between Nocera, Inc., Xin Feng Construction Co. Ltd., and Shunda Feed Co. Ltd.	Filed as Exhibit 2.1 to Form 8-K filed on January 4, 2021.

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10.10	Voting Rights Proxy Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on January 4, 2021.
10.11	Exclusive Business Cooperation Agreement dated as of December 31, 2020, by and among Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.2 to Form 8-K filed on January 4, 2021.
10.12	Equity Pledge Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, Nocera, Inc. and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.3 to Form 8-K filed on January 4, 2021.
10.13	Exclusive Call Option Agreement dated as of December 31, 2020, by and among Nocera, Inc., Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.4 to Form 8-K filed on January 4, 2021.
10.14	Subscription Agreement dated as of April 1, 2021, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.4 to Form 10-Q filed on May 17, 2021.
10.15	Consulting Agreement dated as of November 15, 2021, by and between Nocera, Inc. and Shih-Chung Lin	Filed as Exhibit 10.15 to Form 10-K filed on March 23, 2022.
10.16	Consulting Agreement dated as of November 15, 2021, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.16 to Form 10-K filed on March 23, 2022.
10.17†	Employment Agreement dated as of August 16, 2019, by and between Nocera, Inc. and Shun-Chih Chuang	Filed as Exhibit 10.18 to Form 10-K filed on March 23, 2022.
10.18†	Employment Agreement dated as of January 3, 2022, by and between Nocera, Inc. and Gerald H. Lindberg	Filed as Exhibit 10.1 to Form 8-K filed on January 6, 2022.
10.19†	Addendum, dated December 31, 2021, to that certain Employment Agreement, dated August 16, 2019, between Nocera, Inc. and Shun-Chih Chuang	Filed as Exhibit 10.2 to Form 8-K filed on January 6, 2022.
10.20†	Employment Agreement, dated September 1, 2022, between Nocera, Inc. and Mr. Hong-Wen Ruan	Filed as Exhibit 10.1 to Form 8-K filed on September 1, 2022.
10.21	VIE Purchase, dated September 7, 2022, between Nocera, Inc., Meixin Institutional Food Development Co., Ltd., and the Selling Stockholder	Filed as Exhibit 10.1 to Form 8-K filed on September 12, 2022.
10.22	Voting Rights Proxy Agreement, dated September 7, 2022, between Nocera, Inc., the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.2 to Form 8-K filed on September 12, 2022.
10.23	Exclusive Business Cooperation Agreement, September 7, 2022, between Nocera, Inc. and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.3 to Form 8-K filed on September 12, 2022.
10.24	Equity Pledge Agreement, dated September 7, 2022, between Nocera, Inc. the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.4 to Form 8-K filed on September 12, 2022.
10.25	Exclusive Call Option Agreement, dated September 7, 2022, between Nocera, Inc., the Selling Stockholder and Meixin Institutional Food Development Co., Ltd.	Filed as Exhibit 10.5 to Form 8-K filed on September 12, 2022.
10.26	Real Estate Purchase Agreement, dated September 8, 2022	Filed as Exhibit 10.1 to Form 8-K filed on September 13, 2022.
10.27	Farmers Vending Co. Ltd. Purchase Agreement dated as of September 26, 2022, by and between Farmers Vending Machine Co. Ltd. and Nocera, Inc.	Filed as Exhibit 10.2 to Form 8-K filed on September 30, 2022.
10.28	Purchase of Business Agreement dated as of November 30, 2022, by and between Nocera, Inc. and Han-Chieh Shih	Filed as Exhibit 10.1 to Form 8-K filed on December 2, 2022.

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10.29†	Employment Agreement dated as of July 31, 2023, by and between Nocera, Inc. and Andy Jin	Filed as Exhibit 10.1 to Form 8-K filed on August 4, 2023.
10.30†	Employment Agreement dated as of January 5, 2024, by and between Nocera, Inc. and Feng-Hua Chen	Filed as Exhibit 10.1 to Form 8-K filed on January 10, 2024.
10.31	Share Exchange Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.1 to Form 8-K filed on February 6, 2024.
10.32	Voting Rights Proxy Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd. and the selling stockholder	Filed as Exhibit 10.2 to Form 8-K filed on February 6, 2024.
10.33	Exclusive Business Cooperation Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.3 to Form 8-K filed on February 6, 2024.
10.34	Equity Pledge Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd. and the selling stockholder	Filed as Exhibit 10.4 to Form 8-K filed on February 6, 2024.
10.35	Exclusive Call Option Agreement dated as of January 31, 2024, by and between Shanghai Nocera Culture Co., Ltd., Zhejiang Xinca Mutual Entertainment Culture Media Co., Ltd. and the selling stockholder	Filed as Exhibit 10.5 to Form 8-K filed on February 6, 2024.
10.36	Financial Support Letter dated January 25, 2025	Filed as Exhibit 10.36 to Form 10-K filed on May 6, 2025.
10.37	Stock Purchase Agreement, dated June 5, 2025, by and between Nocera, Inc. and Tachyonext Inc.	Filed as Exhibit 10.1 to Form 8-K filed on June 10, 2025.
10.38	Equity Transfer Agreement, dated June 5, 2025, by and between Gui Zhou Grand Smooth Technology Co., Ltd. and Yuechi Technology Limited.	Filed as Exhibit 10.2 to Form 8-K filed on June 10, 2025.
10.39	Form of Securities Purchase Agreement, dated as of August 29, 2025, by and between the Company and the Investor	Filed as Exhibit 10.1 to Form 8-K filed on August 29, 2025.
10.40	Form of Registration Rights Agreement, dated as of August 29, 2025, by and between the Company and the Investor	Filed as Exhibit 10.2 to Form 8-K filed on August 29, 2025.
10.41	Employment Agreement, dated September 2, 2025, by and between Nocera, Inc. and Andy Jin.	Filed as Exhibit 10.1 to Form 8-K filed on September 3, 2025.
10.42	Employment Agreement, dated September 2, 2025, by and between Nocera, Inc. and Andrew Teng	Filed as Exhibit 10.2 to Form 8-K filed on September 3, 2025.
10.43	Form of Securities Purchase Agreement, dated October 31, 2025	Filed as Exhibit 10.1 to Form 8-K filed on November 3, 2025.
10.44	Form of Registration Rights Agreement, dated October 31, 2025	Filed as Exhibit 10.2 to Form 8-K filed on November 3, 2025.
10.45	Form of Pledge and Security Agreement	Filed as Exhibit 10.3 to Form 8-K filed on November 3, 2025.
10.46	Form of Account Control Agreement	Filed as Exhibit 10.4 to Form 8-K filed on November 3, 2025.
10.47	Form of Equity Purchase Facility Agreement, dated as of May 22, 2026, by and between Nocera, Inc. and the Selling Stockholder	Filed as Exhibit 10.1 to Form 8-K filed on May 26, 2026.
10.48	Form of Registration Rights Agreement, dated as of May 22, 2026, by and between Nocera, Inc. and the Selling Stockholder	Filed as Exhibit 10.2 to Form 8-K filed on May 26, 2026.
23.1	Consent of SFAI Malaysia PLT	*
23.2	Consent of Sichenzia Ross Ference Carmel LLP (Reference is made to Exhibit 5.1).	*
24.1	Power of Attorney (included on signature page)	*
107	Filing Fee table	*

 ____________

*	Filed herewith.
†	Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Taipei, Taiwan (R.O.C.), on July 8, 2026.

NOCERA, INC.

By: /s/ Andy Ching-An Jin

Name: Andy Ching-An Jin

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andy Ching-An Jin and Shun-Chih Chuang, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Andy Ching-An Jin	Chief Executive Officer and Director	July 8, 2026
/s/ Andy Ching-An Jin	(Principal Executive Officer)

Shun-Chih Chuang	Chief Financial Officer	July 8, 2026
/s/ Shun-Chih Chuang	(Principal Financial and Accounting Officer)

/s/ Gerald H. Lindberg	Director	July 8, 2026
Gerald H. Lindberg

/s/ Yiwen Zhang	Director	July 8, 2026
Yiwen Zhang

/s/ Sean Filson	Director	July 8, 2026
Sean Filson

/s/ Hui-Ying Zhuang	Director	July 8, 2026
Hui-Ying Zhuang

/s/ Song-Yuan Teng	Director	July 8, 2026
Song-Yuan Teng

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